Exhibit 10.11

AMENDMENT ONE TO THE

ARKANSAS BEST VOLUNTARY SAVINGS PLAN

As Amended and Restated Generally Effective January 1, 2008

WHEREAS, Arkansas Best Corporation (the “Company”) sponsors the Arkansas Best Corporation Voluntary Savings Plan (the “Plan”), as amended and last restated effective as of January 1, 2008; and

WHEREAS, the Company desires to amend the Plan to suspend the Company’s Matching Contributions effective January 1, 2010; and

WHEREAS, Section 9 of the Plan permits the executive officers of the Company to amend the Plan.

NOW, THEREFORE, pursuant to its authority under Section 9, the Company hereby amends the Plan effective as of January 1, 2010 as follows:

1.  Section 4.3 is hereby restated to read as follows:

4.3          Matching Contributions.  Effective January 1, 2010 the Employer shall cease Matching Contributions. Prior to January 1, 2010, the Employer credited to a Participant’s Account fifteen cents ($.15) for every dollar for Match Qualified Deferrals that such Participant elected as his Compensation Deferral Contribution for the Plan Year, up to a maximum Matching Contribution of $15,000 per Plan Year.  Matching Contributions were credited as of each payroll period.

IN WITNESS WHEREOF, ARKANSAS BEST CORPORATION has caused this instrument to be executed by its duly authorized officers on this          day of                     , 2010.

ARKANSAS BEST CORPORATION

By:

Printed Name:

Title: